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EXHIBIT 99.1

JOINT FILING AGREEMENT

        The undersigned hereby agree that the statement on Schedule 13D dated August 18, 2003, with respect to the common stock, par value $0.01 per share, of Graphic Packaging Corporation, a Delaware corporation, is, and any amendments thereto signed by each of the undersigned shall be, filed on behalf of each of us pursuant to and in accordance with the provisions of Rule 13d-1(k)(1) under the Securities Exchange Act of 1934.

        Each of the undersigned hereby appoints Jeffrey H. Coors and William K. Coors, or either of them, with full power of substitution, as each of our true and lawful special attorney for the limited purpose of, and with full power and authority to act on our behalf in all manners concerning, the filing of the Schedule 13D and of amendments to the Schedule 13D, hereby constitute and appoint Jeffrey H. Coors and William K. Coors, or either of them, with full power of substitution, to act in such capacity on our behalf.

        IN WITNESS WHEREOF, the undersigned have each executed this Joint Filing Agreement as of August 1, 2003.

/S/ JEFFREY H. COORS Signature
Jeffrey H. Coors, Trustee in His Individual Capacity and as Attorney-in-Fact Name/Title

Power of Attorney for Adolph Coors, Jr. Trust; Grover C. Coors Trust; May Kistler Coors Trust; Herman F. Coors Trust; Augusta Coors Collbran Trust; Bertha Coors Munroe Trust; Louise Coors Porter Trust; Joseph Coors Trust; Janet H. Coors Irrevocable Trust FBO Frank E. Ferrin; Janet H. Coors Irrevocable Trust FBO Joseph J. Ferrin; Janet H. Coors Irrevocable Trust FBO Frances M. Baker; William K. Coors; Jeffrey H. Coors; John K. Coors; Joseph Coors, Jr.; Peter H. Coors; and Darden K. Coors filed herewith.

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  EXHIBIT 99.1
JOINT FILING AGREEMENT